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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 15, 2002, except for Note 14, which is as of May 29, 2002, relating to the financial statements and financial statement schedule, which appears in Asyst Technologies, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 11, 2002